UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200
Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.Entry into a Material Definitive Agreement.

On October 10, 2019 (the “Closing Date”), Aclaris Therapeutics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with EPI Health, LLC (“EPI Health”), pursuant to which the Company sold the worldwide rights to RHOFADE (oxymetazoline hydrochloride) cream, 1% (“RHOFADE”),  which includes the assignment of certain licenses for related intellectual property assets (the “Disposition”).

Pursuant to the APA, EPI Health has agreed to pay the Company total cash consideration of up to $55.0 million, consisting of (i) an upfront payment of $35.0 million ($1.75 million of which was placed in escrow) and (ii) potential sales milestone payments of up to $20.0 million in the aggregate upon the achievement of specified levels of net sales (as defined in the APA) of products covered by the APA.  In addition, EPI Health has agreed to pay the Company (i) a specified high single-digit royalty calculated as a percentage of net sales, on a product-by-product and country-by-country basis, until the date that the patent rights related to a particular product, such as RHOFADE, have expired, provided, that with respect to sales of RHOFADE in any territory outside of the United States,  such royalty shall be paid on a country-by-country basis until the date that the RHOFADE patent rights in the particular country have expired or, if later, 10 years from the date of the first commercial sale of RHOFADE in such country, (ii) 25% of any upfront, license, milestone, maintenance or fixed payment received by EPI Health in connection with any license or sublicense of the assets transferred in the Disposition in any territory outside of the United States, subject to specified exceptions and (iii) approximately $0.2 million for certain inventory, subject to a specified post-closing inventory-related adjustment.    In addition, EPI Health has agreed to assume the obligation to pay specified royalties and milestone payments under the Company’s existing agreements with Allergan Sales, LLC, Aspect Pharmaceuticals, LLC and Vicept Therapeutics, Inc.

The APA contains customary representations and warranties, covenants and indemnities.  The Company has agreed that for a period of seven years following the Closing Date, it will not research, develop, manufacture,  commercialize or sell any topical product to treat facial redness due to rosacea, provided that for the final 24 months of such period, a competing product is limited to any topical product to treat facial redness due to rosacea that contains oxymetazoline hydrochloride as one of its active ingredients.

The foregoing summary of the Disposition and the APA is not complete and is qualified in its entirety by reference to the APA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the APA were made only for the purposes of the APA, were made as of specific dates, and were made solely for the benefit of the parties to the APA and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the APA. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to the Company’s stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The APA and the transactions contemplated in the APA have been unanimously approved by a special committee of the Company’s board of directors.

Item 1.02. Termination of a Material Definitive Agreement.

On October 10, 2019, the Company repaid in full the $30 million borrowed under the Loan and Security Agreement, dated as of October 15, 2018, with Oxford Finance LLC.  In addition, in accordance with the terms of the Loan and Security Agreement, the Company paid (i) accrued and unpaid interest of approximately $70,000, (ii) a final payment fee of $1,725,000 and (iii) a prepayment fee of $600,000.  Following this repayment, all of the Company’s obligations under the Loan and Security Agreement are deemed to be terminated, except as set forth in the agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

Item 7.01. Regulation FD Disclosure.

On October 10, 2019, the Company issued a press release announcing the closing of the Disposition. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of the Company comprised of the pro forma condensed consolidated balance sheet as of June  30, 2019, the pro forma condensed consolidated statement of operations for the six months ended June 30, 2019, the pro forma condensed consolidated statement of operations for the year ended December 31, 2018, and the related notes, is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit
Number	Exhibit Description
2.1+^	Asset Purchase Agreement, by and between the Company and EPI Health, LLC, dated as of October 10, 2019.
99.1	Press Release dated October 10, 2019.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements and Related Notes of the Company.

+  Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

^    Pursuant to Item 601(b)(2)(ii) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: October 10, 2019		Frank Ruffo Chief Financial Officer